                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D. C. 20549

                                  ------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                              HUDSON HOTELS TRUST
                              -------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                  MARYLAND                                        APPLIED FOR
---------------------------------------------    ---------------------------------------------
  (STATE OF INCORPORATION OR ORGANIZATION)                       (IRS EMPLOYER
                                                              IDENTIFICATION NO.)
         ONE AIRPORT WAY, SUITE 200
                ROCHESTER, NY                                       14624
                -------------                                       -----
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)

 IF THIS FORM RELATES TO THE REGISTRATION OF     IF THIS FORM RELATES TO THE REGISTRATION OF
 A CLASS OF SECURITIES PURSUANT TO SECTION       A CLASS OF SECURITIES PURSUANT TO SECTION
 12(B) OF THE EXCHANGE ACT AND IS EFFECTIVE      12(G) OF THE EXCHANGE ACT AND IS EFFECTIVE
 PURSUANT TO GENERAL INSTRUCTION A.(C),          PURSUANT TO GENERAL INSTRUCTION A.(D),
 PLEASE CHECK THE FOLLOWING BOX. [X]             PLEASE CHECK THE FOLLOWING BOX. [_]

 SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:
                                   333-53281

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

          TITLE OF EACH CLASS                   NAME OF EACH EXCHANGE ON WHICH
          TO BE SO REGISTERED                   EACH CLASS IS TO BE REGISTERED
          -------------------                   ------------------------------

COMMON SHARES OF BENEFICIAL INTEREST,              NEW YORK STOCK EXCHANGE
        PAR VALUE $.01 PER SHARE

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:
                                      N/A
                                (TITLE OF CLASS)
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Item 1.  Description of Registrant's Securities to be Registered.
         --------------------------------------------------------

     A description of the Common Shares of Beneficial Interest of the Registrant is set forth under the caption "Description of Shares of Beneficial Interest" in the Prospectus contained in the Registration Statement on Form S-11 (Registration No. 333-53281), as initially filed with the Securities and Exchange Commission on May 21, 1998, and as amended on July 7, 1998 (as so amended, the "Registration Statement"). Such portion of the Registration Statement is hereby incorporated by reference.

Item 2.     Exhibits.
            ---------
     Pursuant to Instruction 2, the following exhibits are filed as a part hereof:

     1.  Form of Underwriting Agreement, which is incorporated by reference to
         Exhibit 1.1 to the Registration Statement.

     2. Form of Amended and Restated Declaration of Trust of the Registrant, which is incorporated by reference to Exhibit 3.1 to the Registration Statement.

     3.  Bylaws of the Registrant, which are incorporated by reference to
         Exhibit 3.2 to the Registration Statement.

     4.  Form of Share Certificate of the Registrant.
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                               HUDSON HOTELS TRUST
                                                   (Registrant)



                                               By:  /s/ Ralph L. Peek
                                                    -----------------
                                                    Ralph L. Peek
                                                    Vice President and Treasurer


Dated:  July 20, 1998

                                      -2-
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                                 Exhibit Index



     1.   Form of Underwriting Agreement, which is incorporated by reference to
          Exhibit 1.1 to the Registration Statement.

     2. Form of Amended and Restated Declaration of Trust of the Registrant, which is incorporated by reference to Exhibit 3.1 to the Registration Statement.

     3.   Bylaws of the Registrant, which are incorporated by reference to
          Exhibit 3.2 to the Registration Statement.

     4.   Form of Share Certificate of the Registrant.

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